Exhibit 16.1

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 7, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by Emeren Group Ltd on its Form 6-K dated February 7, 2023, and agree with the statements concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Grant Thornton Zhitong Certified Public Accountants LLP

Shanghai, People’s Republic of China